As filed with the Securities and Exchange Commission on March
                           26, 2001.
                                       Registration No. 333-_____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________

               INTERNATIONAL RECTIFIER CORPORATION
     (Exact name of registrant as specified in its charter)

       Delaware                               95-1528961
     (State or other jurisdiction of       (I.R.S. Employer
     incorporation or organization)      Identification No.)

                        233 Kansas Street
                  El Segundo, California  90245
                         (310) 726-8000
(Address, including zip code and telephone number, including area code of principal executive offices)

               INTERNATIONAL RECTIFIER CORPORATION
                       2000 Incentive Plan
         (Amended and Restated as of September 28, 2000)
          (formerly known as 2000 Stock Incentive Plan)
                    (Full title of the plan)

                    L. Michael Russell, Esq.
     Executive Vice President, Secretary and General Counsel
         233 Kansas Street El Segundo, California  90245
                         (310) 726-8000
  (Name, address, and telephone number, including area code, of agent for service)
                       ___________________

                            COPY TO:
                      Diana L. Walker, Esq.
                      O'Melveny & Myers LLP
                      400 South Hope Street
               Los Angeles, California  90071-2889
                         (213) 430-6000

                 CALCULATION OF REGISTRATION FEE

                 CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed     Proposed
                                      Maximum      Maximum
Title of                              Offering     Aggregate       Amount of
Securities to     Amount to be        Price Per    Offering        Registration
be Registered     Registered          Unit         Price           Fee
--------------------------------------------------------------------------------
Common           3,000,000            $37.78(3)    $113,340,000(3)  $28,335(3)
Stock, $1.00     shares(2)
par value(1)



------------------
(1) Each share of Common Stock is accompanied by a share purchase right pursuant to the Registrant's Rights Agreement, dated August 14, 1996, as amended, with ChaseMellon Shareholder Services, as Rights Agent.
(2) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights, which by reason of certain events specified in the International Rectifier 2000 Incentive Plan (Amended and Restated as of September 28,
      2000) (the "Plan") may become subject to the Plan.
(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 20, 2001, as reported on The New York Stock Exchange and published in the Western Edition of The Wall Street Journal.

The Exhibit Index for this Registration Statement is at page S-3.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

          International Rectifier Corporation (the "Company") filed a Registration Statement relating to the Plan on Form S-8 with the Commission on May 18, 2000 (registration number 333-37308). The contents of which are incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel

          Not applicable.

Item 8.  Exhibits

          See the attached Exhibit Index.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on March 22, 2001.

                              INTERNATIONAL RECTIFIER CORPORATION


                              By: /s/ Michael P. McGee
                                  ----------------------
                               Michael P. McGee
                               Executive Vice President and
                               Chief Financial Officer


                        POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Alexander Lidow and Michael P. McGee and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature          Title                          Date

/s/ Eric Lidow          Chairman of the Board       March 22, 2001
--------------------
Eric Lidow

/s/ Alexander Lidow     Chief Executive Officer     March 22, 2001
--------------------    and Director (Principal
Alexander Lidow         Executive Officer)

/s/ Michael P. McGee    Executive Vice President    March 22, 2001
--------------------    and Chief Financial
Michael P. McGee        Officer (Principal
                        Financial and Accounting
                        Officer)

/s/ Robert J. Mueller   Executive Vice President    March 22, 2001
---------------------   and Director
Robert J. Mueller

/s/ George Krsek        Director                    March 22, 2001
---------------------
George Krsek

/s/ Minoru Matsuda      Director                    March 22, 2001
---------------------
Minoru Matsuda

/s/ James D. Plummer    Director                    March 22, 2001
---------------------
James D. Plummer

/s/ Jack O. Vance       Director                    March 22, 2001
---------------------
Jack O. Vance

/s/ Rochus E. Vogt      Director                    March 22, 2001
---------------------
Rochus E. Vogt

                          EXHIBIT INDEX


Exhibit
Number    Description

4      International Rectifier 2000 Incentive Plan (Amended and
       Restated as of September 28, 2000).(1)

5 Opinion of Counsel regarding the legality of the common stock to be issued.

23.1   Consent of Independent Auditors.

23.2   Consent of Counsel (included in Exhibit 5).

24 Powers of Attorney (included in this Registration Statement on page S-1).


(1) Previously filed and incorporated by reference as an Appendix to the Company's Definitive Proxy Statement on Schedule
14A filed with the Commission on October 12, 2000 (file number
001-07935).

                           Exhibit 5

                       OPINION OF COUNSEL




March 22, 2001



International Rectifier Corporation
233 Kansas Street
El Segundo, California  90245

          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     At your request, I have examined the Registration Statement prepared to be filed by International Rectifier Corporation ("Company") with the Securities and Exchange Commission under the Securities Act of 1933 relating to 3,000,000 additional shares of Common Stock, par value $1 per share, of the Company (the "Common Stock"), and additional rights pursuant to the Company's Rights Agreement dated August 14, 1996, as amended, with ChaseMellon Shareholder Services as Rights Agent (together with the Common Stock, the "Shares") to be issued and sold in accordance with the Company's 2000 Incentive Plan (Amended and Restated as of September 28, 2000) ("Plan").

     I have examined the Plan, form of agreement and proceedings to be taken by the Company in connection with the adoption of the Plan and the grant of options thereunder.

     Based on the foregoing examination, I am of the opinion that:

     (i) the Plan has been duly and validly adopted by the Company; and

     (ii) the Shares, when issued and sold in accordance with the Plan, will constitute legally and validly issued, fully paid, and non-assessable shares of the Company.

     I consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.


                              Respectfully submitted,


                              /s/ L. Michael Russell
                              ------------------------
                              L. Michael Russell
                              General Counsel

                          Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, International Rectifier Corporation 2000 Incentive Plan (Amended and Restated as of September 28, 2000), of our report dated July 20, 2000 relating to the financial statements and financial statement schedule, which appear in the International Rectifier Corporation Annual Report on Form 10-K for the year ended June 30, 2000.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Los Angeles, California
March 22, 2001